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         [GRAPHIC OMITTED]
Cheviot
  Financial Corp.                               Stock Order Form Instructions

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All subscription orders are subject to the provisions of the Plan of
Reorganization and Stock Issuance Plan.
--------------------------------------------------------------------------------

Items 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 12,500 shares of common stock and no person, either alone or together with associates of or persons acting in concert with such person, may purchase more than 25,000 shares of common stock issued in the reorganization. For additional information and limits, see "Limitations on Purchases Common Stock" in the Prospectus.

Item 3 - Payment for shares may be made by check, bank draft or money order payable to Cheviot Financial Corp. NOT MAIL CASH. Your funds will earn interest at the passbook rate until the Reorganization is completed.

Item 4 - To pay by withdrawal from a savings account or certificate of deposit at Cheviot Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for withdrawal, all signatories must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Cheviot Savings Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate be withdrawn. Payments will remain in the account(s) until the stock offering closes and earn their respective rate interest.

Item 5 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 6 - Please check this box if you are a director, officer or employee of Cheviot Savings Bank, or a member of such person's household.

Item 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation defined on the reverse side of the Stock Order Form).

Item 8 - Please review the preprinted qualifying account number(s) information. The account number(s) listed may be all of your account number(s). You should list any other qualifying accounts that you may have or had with Cheviot Savings Bank in the box located under the heading "Additional Qualifying Accounts." These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Gifts Minors Act, the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, your individual account(s) do not qualify. Failure to list all of your qualifying accounts may result in the loss of part or all of your subscription rights.

Item 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in issuance of Cheviot Financial Corp. common stock. Please complete this section as fully and accurately as possible, be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, must take ownership in at least one of the account holder's names.

              Please be sure to sign the certification form on the
                          back of the stock order form


                  (See Reverse Side for Stock Ownership Guide)

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         [GRAPHIC OMITTED]
Cheviot
  Financial Corp.                               Stock Ownership Guide

================================================================================


Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Ohio and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Gifts to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfers to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UGMA-OH or UTMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account and please do not delay in exploring this option.
Registration for IRA's:  On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                         On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c
                         #______.
                         Address will be that of the broker / trust department to where the stock certificate will be sent.
                         The Social Security / Tax I.D. number(s) will be either yours or your trustees, as they direct.
                         Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


              (See Reverse Side for Stock Order Form Instructions)

                                                                 REVOCABLE PROXY

Votes will be cast in accordance with the Proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at said meeting of the member's decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement dated September xx, 2003, prior to the execution of this Proxy.

                                            Date                          , 2003
                                                 -------------------------


                                            ------------------------------------
                                                                       Signature

                                            ------------------------------------
                                                                       Signature

                                            NOTE: Only one signature is required
                                            in the case of a joint account.




   IMPORTANT: Please Complete, Date, Sign and Return "ALL" proxies from "ALL" packets received in the enclosed postage paid envelope.

             FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE.

--------------------------------------------------------------------------------

                                Cheviot            3723 Glenmore Avenue
                                  Financial Corp.  Cincinnati, Ohio 45211
                                                   (513) xxx-xxxx

                                                   Stock Order and Certification
                                                   Form
--------------------------------------------------------------------------------
Deadline: The Subscription Offering ends at 12:00 Noon, Cincinnati time, on September xx, 2003. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at a Cheviot Savings Bank office, by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted.

---------------------------------------------------------------------------------------------------------------------
                                                               |
(1) Number of Shares   Price Per Share   (2) Total Amount Due  | (6) [ ] Check here if you are a director, officer
  -----------------                       -------------------  |         or employee of Cheviot Savings Bank or
 |                 | x     $10.00      = |$                  | |         a member of such person's immediate family
  -----------------                       -------------------  |         (same household).
                                                               | ----------------------------------------------------
 Minimum - 25 shares                                           | (7) [ ] NASD Affiliation - see description on
                                                               |         reverse side of this form.
 Maximum - 12,500 shares; 25,000 for persons acting in concert | ----------------------------------------------------
---------------------------------------------------------------| (8) Please review the preprinted account information
Method of Payment                                              |     listed below. The accounts printed below Method
(3) [ ] Enclosed is a check, bank draft or money order payable |     of Payment mayznot be all of your qualifying
        to Cheviot Financial Corp. for $______________.        |     accounts or even your accounts as of the earliest
                                                               |     of the three dates if you have changed names on
(4) [ ] I authorize Cheviot Savings Bank to make withdrawals   |     the accounts. You should list any other accounts
        from my certificate or savings account(s) (not checking|     that you may have or had with Cheviot Savings Bank
        accounts) shown below, and understand that the amounts |     in the box below. SEE THE STOCK ORDER FORM
        will not otherwise be available for withdrawal:        |     INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All
                                                               |     subscription orders are subject to the provisions
 Account Number(s)                Amount(s)                    |     of the Plan of Reorganization.
 ------------------------------------------------------------  |
|                               |                            | |  ---------------------------------------------------
|-------------------------------|----------------------------| | |                                                   |
|                               |                            | | |                                                   |
|-------------------------------|----------------------------| | |                                                   |
|                               |                            | | |                                                   |
 -------------------------------|----------------------------| | |                                                   |
              Total Withdrawal  |                            | | |                                                   |
                                 ----------------------------  | |                                                   |
                                                               | |                                                   |
 There is NO penalty for early withdrawal.                     | |                                                   |
---------------------------------------------------------------|  ---------------------------------------------------
(5) Purchaser Information (check one)                          |
                                                               |   Additional Qualifying Accounts
a. [ ] Eligible Account Holder - Check here if you were a      |
       depositor with at least $50 on deposit with Cheviot     |   Account Title (Names on Accounts)   Account Number
       Savings Bank as of April 30, 2002. Enter information in |
       Section 8 for all deposit accounts that you had at      |   --------------------------------------------------
       Cheviot Savings Bank on April 30, 2002.                 |  |                                  |               |
                                                               |  |----------------------------------|---------------|
b. [ ] Supplemental Eligible Account Holder - Check here if    |  |                                  |               |
       you were a depositor with at least $50 on deposit with  |  |----------------------------------|---------------|
       Cheviot Savings Bank as of June 30, 2003 but are not    |  |                                  |               |
       an Eligible Account Holder. Enter information in Section|  |----------------------------------|---------------|
       8 for all deposit accounts that you had at Cheviot      |  |                                  |               |
       Savings Bank on June 30, 2003.                          |  |----------------------------------|---------------|
                                                               |  |                                  |               |
c. [ ] Other Member - Check here if you were a depositor of    |   --------------------------------------------------
       Cheviot Savings Bank as of August xx, 2003, but are not |
       an Eligible Account Holder or a Supplemental Eligible   |   Please Note: Failure to list all of your accounts
       Account Holder. Enter information in Section 8 for all  |   may result in the loss of part or all of your
       accounts that you had at Cheviot Savings Bank on        |   subscription rights (additional space on back of
       August x, 2003.                                         |   form).
                                                               |
d. [ ] Local Community - Natural persons persons residing in   |
       Hamilton County, Ohio                                   |
                                                               |
e. [ ] General Public - Check here if none of the above apply  |
---------------------------------------------------------------------------------------------------------------------
(9) Stock Registration - Please Print Legibly and Fill Out Completely
    (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

    [ ] Individual           [ ] Uniform Transfer to Minors Act   [ ] Partnership
    [ ] Joint Tenants        [ ] Uniform Gift to Minors Act       [ ] Individual Retirement Account
    [ ] Tenants in Common    [ ] Corporation                      [ ] Fiduciary/Trust (Under Agreement Dated________)

 -------------------------------------------------------------------------------------------------------------------
|                                                                |                                                  |
| Name                                                           | Social Security or Tax I.D.                      |
|----------------------------------------------------------------|--------------------------------------------------|
|                                                                |                                                  |
| Name                                                           | Social Security or Tax I.D.                      |
|-------------------------------------------------------------------------------------------------------------------|
| Mailing                                                                   |  Daytime                              |
| Address                                                                   |  Telephone                            |
|---------------------------------------------------------------------------|---------------------------------------|
|                                      Zip                                  |  Evening                              |
| City                 State           Code             County              |  Telephone                            |
 -------------------------------------------------------------------------------------------------------------------

Acknowledgment By signing below, I acknowledge receipt of the Prospectus dated September xx, 2003 and understand I may not change or revoke my order once it is received by Cheviot Financial Corp. I also certify that I am purchasing these shares solely for my account and there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. Cheviot Financial Corp. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out item (2) in this acknowledgement if you have been notified by the Internal Revenue
Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended.

Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the
Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

 ---------------------------------------------------------    -------------------------------------------------------
| Signature                                Date           |  |  Office Use Only     Check # ____________ ___________ |
|                                                         |  |                                                       |
|---------------------------------------------------------|  |  Date Rec'd ___/___  Ck. Amt. ___________ ___________ |
| Signature                                Date           |  |                                                       |
|                                                         |  |  Batch # ______ - Order # _________ Category ________ |
 ---------------------------------------------------------    -------------------------------------------------------

                                                                 REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVIOT SAVINGS BANK FOR A SPECIAL MEETING OF MEMBERS TO BE HELD ON SEPTEMBER XX, 2003

The undersigned member of Cheviot Savings Bank (the "Bank") hereby appoints the full Board of Directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to vote such votes as the undersigned may be entitled to vote at the Special Meeting of Members of the Bank, to be held at the main office of the Bank, located at 3723 Glenmore Avenue, Cheviot, Ohio on September xx 2003, at ____ p.m., Cincinnati time, and at any and all adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

1. The approval of a Plan of Reorganization from a Mutual Savings   FOR  AGAINST
   and Loan to a Mutual Holding Company and Stock Issuance Plan
   providing FOR AGAINST for the reorganization of the Bank into    [ ]    [ ]
   the mutual holding company structure. As part of the Plan the Bank will convert to a state chartered stock savings association, which will be wholly owned by Cheviot Financial
   Corp. (the "Holding Company"), a to-be-formed federal corporation. Pursuant to the Plan, the Holding Company will
   (i) issue 55% of its to-be-outstanding shares of common stock to Cheviot Mutual Holding Company, a federal mutual holding company to be formed pursuant to the Plan, (ii) offer for sale to certain depositors ___% of its to-be-outstanding shares of common stock at the midpoint of the offering, and (iii) subject to the receipt of member approval, contribute 75,000 shares of common stock which will constitute ___% of its to-be-outstanding shares of common stock at the midpoint of the offering to the Cheviot Savings Bank Charitable Foundation
   (the "Foundation"); In addition, the Bank will contribute
   $750,000 in cash to the Foundation.

2. The approval of the establishment of a tax exempt foundation,
   which will be an Ohio chartered non-stock corporation            [ ]    [ ]
   dedicated to the promotion of charitable and educational purposes within the Bank's market area; and

3. Such other matters as may properly come before the Special       [ ]    [ ]
   Meeting.

This Proxy will be voted as directed. But if no instructions are specified, this Proxy will be voted FOR the propositions stated. If any other business is presented at the meeting, this Proxy will be voted by a majority of the Board of Directors in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

                   (Continued and to be signed on other side)

--------------------------------------------------------------------------------

                                        Cheviot Financial Corp.
 ------------------------------------------------------------------------------------------------------
   Item (7) continued - NASD Affiliation         |   Item (8) continued; Purchaser Information
   (this section only applies to those           |
   individuals who meet the delineated           |   Account Title (Names on Accounts)  Account Number
   criteria)                                     |
                                                 |   -------------------------------------------------
   Check the box if you are a member of the      |  |                                  |              |
   National Association of Securities Dealers,   |  |----------------------------------|--------------|
   Inc. ("NASD"), a person associated with an    |  |                                  |              |
   NASD member, a member of the immediate        |  |----------------------------------|--------------|
   family of any such person to whose support    |  |                                  |              |
   such person contributes, directly or          |  |----------------------------------|--------------|
   indirectly, or the holder of an account in    |  |                                  |              |
   which an NASD member or person associated     |  |----------------------------------|--------------|
   with an NASD member has a beneficial interest.|  |                                  |              |
   To comply with conditions under which an      |  |----------------------------------|--------------|
   exemption from the NASD's Interpretation With |  |                                  |              |
   Respect to Free-Riding and Withholding is     |   -------------------------------------------------
   available, you agree, if you have checked the |
   NASD affiliation box: (1) not to sell,        |
   transfer or hypothecate the stock for a period|
   of three months following the issuance and (2)|
   to report this subscription in writing to the |
   applicable NASD member within one day of the  |
   payment therefor.                             |
 ------------------------------------------------------------------------------------------------------

                               CERTIFICATION FORM

  (This Certification Form Must Be Signed In Addition to the Stock Order Form)

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR AN ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY CHEVIOT SAVINGS BANK OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that THIS SECURITY IS federally insured or guaranteed, or IS as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director - Robert C. Albanese at (201) 413-1000.

I further certify that, before purchasing the Common Stock of Cheviot Financial Corp., the parent company of Cheviot Savings Bank, I received a Prospectus dated September xx, 2003. The Prospectus that I received discloses the nature of the security being offered and describes the following risks involved in the investment, including:

    1.  Changing interest rates may cause net earnings to decline.

    2. The future price of the common stock may be less than the purchase price in the offering and you may suffer a financial loss upon sale.

    3. There is no guarantee that an active trading market for your stock will develop, which may hinder your ability to sell your common stock.

    4. If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

    5. If economic conditions deteriorate, our earnings could be adversely impacted as borrowers' ability to repay loans declines and the value of the collateral securing our loans decreases.

    6. Our return on equity will be low compared to other companies. This could hurt the trading price of our common stock.

    7. Investors who purchase stock in the offering will not exercise voting control of Cheviot Financial Corp.

    8. Our stock benefit plans will increase our costs, which will reduce our net earnings and potentially dilute book value per share.

    9. The implementation of stock-based benefit plans may dilute your ownership interest.

    10. The contribution of shares and cash to the Cheviot Savings Bank Charitable Foundation will dilute your ownership interests and adversely impact net earnings in Fiscal 2004.

    11. Strong competition within our market area may limit our growth and profitability.

    12. We have broad discretion in allocating the proceeds of the offering. Our failure to effectively utilize such proceeds could reduce future earnings.

    13. We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.

    14. Once submitted, your purchase order may not be revoked unless the stock offering is terminated or extended beyond XXXXX xx, 2003.

    15. Our stock value may suffer from anti-takeover provisions and our mutual holding company structure that may impede potential takeovers.

A detailed discussion of these risks is contained in the Prospectus beginning on page 17.

 -------------------------------------   --------------------------------------
| Signature                Date       | | Signature                Date        |
|                                     | |                                      |
|                                     | |                                      |
 -------------------------------------   --------------------------------------
(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.